Exhibit 10.19

Addendum Two

This Addendum (the “Addendum Two”) is effective as of 11:59 p.m. CET on December 31, 2021, by and among:

(1)	CODERE ONLINE MANAGEMENT SERVICES LTD with its registered office in Level 3 (Suite no. 2265) Tower Business Centre, Tower Street Swatar, Birkirkara BKR 4013, (Malta) VAT number MT25603025, with register no. C88406 (hereinafter, the “Company” or “OMSE”).

(2)	NOVELLY INVESTMENTS LIMITED with its registered office in POB 146, Road Town, Tortola, British Virgin Islands, holder of Identification Number G205465 (hereinafter “NOVELLY”); and

(3)	MR. MOSHE EDREE, of legal age, of British nationality, holder of Passport number 538990693, with professional domicile in England. He will hereinafter be referred to as “MR. EDREE”. MR. EDREE acts in his own name and behalf in order to personally and directly assume the rights and obligations contained in this agreement that expressly refer to him.

OMSE, NOVELLY and MR. EDREE shall hereinafter be referred to collectively as the “PARTIES”.

And

CODERE NEWCO S.A.U. a company incorporated in accordance with the laws of Spain, with corporate address at Avenida de Bruselas 26, Alcobendas, Madrid, registered at the Commercial Registry of Madrid, volume 34,399, Sheet 192, page number M–618784 and with tax identification number A-87172003 (hereinafter, “CODERE NEWCO”)

RECITALS

I.- On October 9, 2018 the PARTIES entered into a services agreement (the “Services Agreement”) attached as Annex I, the terms of which were amended on November 30, 2020 by an addendum (“Addendum One”) attached as Annex II (the Services Agreement and Addendum One, together, the “Contract”).

II.- The Contract provides that it shall continue in effect until December 31, 2025, unless terminated in accordance with its terms.

III.- Section 4.2 of the Contract provides that:

“Without prejudice to termination, Clauses 3, 4.2, 5, 6, 7, 9, 10, 11 and 14 will survive the termination of the Agreement”.

IV.- Section 3.1.c) of the Contract provides the terms pursuant to which a Success Fee will be paid to NOVELLY, which would be fully vested on October 9, 2025 provided that the requirements established in the Contract are met with the following partial vesting dates:

Years from the Effective Date	Vested percentage
Year 1	20%
Year 2	20%
Year 3	12%
Year 4	12%
Year 5	12%
Year 6	12%
Year 7	12%

V.- On June 21, 2021, CODERE NEWCO and certain of its subsidiaries, entered into a Business Combination Agreement (“BCA”) and other ancillary documents with DD3 Acquisition Corp. II (“DD3”). Such business combination was consummated on 30 November, 2021 by virtue of a merger between Codere Online Luxembourg, S.A. (“Codere Online”) and DD3, resulting in Codere Online becoming listed on Nasdaq Stock Market as of December 1, 2021 (the “Transaction”).

VI.- The PARTIES agree that it is in their respective interests to amend certain terms of the Contract and to provide for the termination of the Contract pursuant to the terms of this Addendum Two.

VII.- MR. EDREE and Servicios de Juego Online, S.A.U. (“SEJO”) will enter into an employment agreement (the “Employment Agreement”) to become effective as of January 1, 2022, upon which MR. EDREE will become an employee of SEJO.

VIII.- CODERE NEWCO acknowledges it is aware of the terms of the Contract and accepts to assume any payment obligations and liability that may arise under the Contract following its termination, pursuant to the terms of this Addendum Two.

NOW, THEREFORE, in view of the foregoing, the PARTIES and CODERE NEWCO hereby agree as follows:

CLAUSES

1.- Termination of the Contract and survival of certain clauses.

The PARTIES agree that the Contract will automatically terminate on 11:59 p.m. CET on December 31, 2021 (“Termination Date”), without prejudice to the provisions included in section 4.2. of the Contract, which will survive the termination of the Contract. For the sake of clarity, NOVELLY’s and MR. EDREE’s obligations under Clause 5 (Non-Competition, including among others, non-solicitation of Clients and employees and non-interference) and Clause 6 (Confidentiality) shall survive the termination of the Contract.

Until the Termination Date, all rights and obligations of the PARTIES under the Contract shall remain in effect.

The PARTIES agree that, MR. EDREE and SEJO will enter into the Employment Agreement to become effective as of January 1, 2022.

2.- Vesting of the Success Fee and calculation date.

The Success Fee in section 3.1.c) of the Contract shall stop vesting on the Termination Date. The Success Fee vested as at the Termination Date shall be 54.8% (the “Vested SF”). No rate or percentage of the Success Fee (as per the table included in Recital IV), shall vest after the Termination Date, even if a Company Sale Event occurs during the term of the Employment Agreement.

On the fifth anniversary of the Termination Date or upon a Company Sale Event (as defined in section 3.1.c) of the Contract) the PARTIES and CODERE NEWCO agree to calculate the Incremental Value pursuant to section 3.1.c) of the Contract.

As of the Termination Date, CODERE NEWCO agrees to become the sole obligor and to assume (i) any payment obligation and other obligations of OMSE under section 3.1.c) of the Contract with respect to the Vested SF, and (ii) any liability that may arise under the Contract.

As of the Termination Date, NOVELLY and MR. EDREE:

1.	agree to release OMSE from (a) any payment obligation and other obligations under section 3.1.c) of the Contract with respect to the Vested SF, and (b) from any liability that may arise under the Contract; and

2.	agree and acknowledge that CODERE NEWCO replaces OMSE as sole obligor and sole person that assumes and is bound by (a) any payment obligation and other obligations of OMSE under section 3.1.c) of the Contract with respect to the Vested SF; and (b) any liability that may arise under the Contract.

3.- Condition subsequent.

This Addendum Two is subject to the condition that the board of directors of Codere Online ratifies the signing of this Addendum Two and of the Employment Agreement on or before March 31, 2022. If the board of directors does not ratify the signing of both agreements before March 31, 2022, this Addendum Two will automatically terminate, and the Contract will become fully effective, under the same terms and conditions as if this Addendum Two had not been enterend into, as of the date this Addendum Two is terminated.

4.- Capitalized terms.

Terms not otherwise defined in this Addendum Two shall have the meaning ascribed to such capitalized word in the Contract.

5.- Notices.

Any notices or requests relating to this Addendum Two shall be delivered to the addresses provided at the outset of this Addendum Two, provided that any notice to OMSE or CODERE NEWCO shall include a copy (which shall not serve as notice) to the Chief Executive Officer or the Board of Directors of CODERE NEWCO.

Notices may be served by any means allowed by law which permits verification of reception.

6.- Applicable law and jurisdiction.

This Addendum Two shall be governed and interpreted in accordance with Spanish law.

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be referred to and finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce then in force (the “ICC Rules”). The number of arbitrators shall be 1 (one). The seat of arbitration shall be Paris, France. The arbitration proceedings shall be conducted, and the award shall be rendered, in English. Any award rendered by the arbitrator shall be in writing, state the reasons on which it is based and shall be final and binding upon the Parties.

In witness whereof, the Parties have executed this Addendum Two as of 11:59 p.m. CET on December 31, 2021.

CODERE NEWCO, S.A.U.

/s/ Ángel Corzo
Name:	Ángel Corzo
Title:	Authorised Signatory

CODERE NEWCO, S.A.U.

/s/ Oscar Iglesias
Name:	Oscar Iglesias
Title:	Authorised Signatory

CODERE ONLINE MANAGEMENT SERVICES LTD

/s/ Gonzalo de Osma
Name:	Gonzalo de Osma
Title:	Authorised Signatory

NOVELLY INVESTMENTS LIMITED

/s/ Christina Tillyrou
Name:	Christina Tillyrou on behalf of Bestserve Nominees Limited
Title:	Authorised Signatory

MOSHE EDREE

/s/ MOSHE EDREE

Annex I

Services Agreement

[attached under separate cover]

Annex II

Addendum One

[attached under separate cover]